EXHIBIT (J)(1)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Custodian and Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated October 31, 2003 in the Registration Statement (Form N-1A) and related Prospectuses and Statement of Additional Information of First American Strategy Funds, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 16 under the Securities Act of 1933 (Registration No. 333-7463) and Amendment No. 16 under the Investment Company Act of 1940 (Registration No. 811-7687).



                                                             /s/Ernst &Young LLP


Minneapolis, Minnesota
January 27, 2004